EXHIBIT 4.4

                               Authorization Form
















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                                Sun Bancorp, Inc.
                          Directors Stock Purchase Plan
                               Authorization Form
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A.  |_|   I hereby  authorize Sun Bancorp,  Inc. to accept my monthly payment of
          $_____________ (minimum of $10, in increments of $5, not to exceed $2,000 per month beginning on ____________ and continuing thereafter until otherwise notified. Such amounts shall be paid by the Company when receive to Sun Bancorp, Inc. as the Plan Administrator of the Sun Bancorp, Inc. Directors Stock Purchase Plan (the "Plan") at the address noted below, for the exercise of options to purchase Sun Bancorp, Inc. Common Stock in the open- market or directly from the Company for my Plan account maintained by the Plan Administrator in accordance with the terms of the Plan.

B.  |_|   I hereby request the delivery of _____ shares of Common Stock held in my account under the Plan.

C.  |_|   I hereby request that _____ shares of Common Stock held in may account under the Plan be distributed to me in the form of cash as provided under the Plan.

D.  |_|   I hereby request that my participation under the Plan cease as soon as administratively feasible.

E.  |_|    I hereby waive participation in the Plan at this time.



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           I understand that all such  transaction by the Plan  Administrator on my behalf shall be made subject to the Plan's terms and conditions. I understand that I can terminate this election to participate in the Plan at any time. Further, I hereby acknowledge receipt of a copy of the Prospectus related to participation under the Plan and understand that my election to participate in this Plan is completely voluntary on my part.


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                 Participant, Legal Name (Please print or type)


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                 Participant Signature                     Date


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                 Social Security Number


Signed forms should be delivered to:

   Plan Administrator,
   Sun Bancorp, Inc.
   Directors Stock Purchase Plan,
   c/o  Corporate Secretary
   Sun Bancorp, Inc.
   226 Landis Avenue
   Vineland, New Jersey  08360

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Plan Administrator:
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Participation to begin:
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